Exhibit 99.1

For information, contact:

Media - Susan Moore, 281-836-7398
Investors	-	David Oatman, 281-836-7035
	-	David Miller, 281-836-7895

EXTERRAN PARTNERS TO ACQUIRE ASSETS FROM MIDCON COMPRESSION

•                  Increases Exterran Partners’ total working horsepower by approximately 19 percent to 2.7 million horsepower

•                  Exterran Partners also announces new contract operations services contract with Access Midstream Partners

HOUSTON, Feb. 28, 2014 - Exterran Partners, L.P. (NASDAQ:EXLP) and Exterran Holdings, Inc. (NYSE:EXH) today announced that Exterran Partners has entered into an agreement to acquire natural gas compression assets from MidCon Compression, L.L.C., a subsidiary of Chesapeake Energy Corporation (NYSE:CHK), for approximately $360 million. The assets to be acquired include 334 compression units, with a total horsepower of approximately 440,000, which currently are being used to provide compression services to Access MLP Operating, L.L.C., a subsidiary of Access Midstream Partners LP (NYSE:ACMP), the largest gathering and processing master limited partnership in the United States as measured by throughput volume.

In connection with the acquisition, Exterran Partners and Access have entered into a seven-year contract operations services agreement, to be effective as of the closing, under which Exterran Partners will provide contract compression services to Access in regions including the Permian, Eagle Ford, Barnett, Anadarko, Mississippi Lime, Granite Wash, Woodford, Haynesville and Niobrara Basins.

“With this transaction, we continue to deliver on our strategy of growing our core contract operations business,” said Exterran Partners CEO Brad Childers. “Because the units we are acquiring are highly standardized and average less than five years in age, the acquisition is also consistent with our strategy to modernize and standardize our existing fleet.”

“We are pleased to acquire an attractive fleet of high-quality units, the majority of which operate in liquids-rich plays and shale basins, and we are excited to welcome to Exterran a talented group of experienced employees,” said Exterran Partners Senior Vice President Rob Rice. “We are particularly pleased to establish this significant customer relationship with Access, and we look forward to servicing their contract compression needs for many years to come.”

“The transaction is expected to be accretive to distributable cash flow and accelerate Exterran Partners’ progress toward eliminating our reliance on cost cap reimbursements from

Exterran Holdings,” said Exterran Partners Chief Financial Officer David Miller. “While we are not expecting to increase our distribution per unit as a result of this transaction, this acquisition enhances our ability to continue executing our strategy which, in the past, has included incremental distribution growth. We will continue to monitor our distribution strategy as we integrate this transaction and implement our North America field initiatives.”

In connection with and upon the closing of the transaction, the Omnibus Agreement between Exterran Partners and Exterran Holdings will be amended to increase the cap on selling, general and administrative costs from $15.0 million per quarter to $17.7 million per quarter. Exterran Holdings and Exterran Partners also have entered into an equity commitment pursuant to which Exterran Holdings has agreed to purchase $150.0 million of newly issued common units from Exterran Partners to fund a portion of the purchase price of the acquisition under certain circumstances if Exterran Partners does not obtain equity capital markets financing prior to the closing date of the acquisition.

The transaction is subject to closing conditions and is expected to close in the second quarter 2014.

About Exterran Partners

Exterran Partners, L.P. is the leading provider of natural gas contract operations services to customers throughout the United States. Exterran Holdings, Inc. owns an equity interest in Exterran Partners, including all of the general partner interest. For more information, visit www.exterran.com.

About Exterran Holdings

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ financial and operational strategies and ability to successfully effect those strategies; demand for the Companies’ products and services and growth opportunities for those products and services; statements regarding Exterran Partners’ ability to complete the proposed transaction and the expected timing of the closing of the transaction; Exterran Partners’ expectations with respect to its distribution strategy; statements relating to the new contract and customer relationship with Access; statements related to the amendment to the Omnibus Agreement and the terms and timing thereof; statements related to the equity commitment and the terms thereof; and the expected benefits of the transaction to Exterran Partners and its customers.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in the capital and financial markets that impact the effect of the transaction on Exterran Partners; local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in economic conditions in key operating markets; changes in safety, health, environmental and other regulations; as to each of the Companies, the performance of the other entity; and the failure of any party to the transaction to satisfy the conditions to the closing of the transaction.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2013, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2013 and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

SOURCE:   Exterran Partners, L.P. and Exterran Holdings, Inc.